                                                                   EXHIBIT 10.9

                       MOLECULAR SIMULATIONS INCORPORATED

                             INCENTIVE STOCK OPTION

__________, Optionee

         Molecular Simulations Incorporated (formerly Polygen Corporation) (the "Company"), pursuant to its 1986 Incentive Stock Option Plan (the "Plan"), has this day granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         The details of your option are as follows:

         1. The total number of shares of Common Stock subject to this option is _________. Subject to the limitations contained herein, this option shall be exercisable with respect to each installment shown below on or after the date of vesting applicable to such installment, as follows:

           Number of Shares                          Date of Earliest Exercise
            (Installment)                                 (Vesting)

                ______                                 [Month] [Day], 19__

                ______                                 [Month] [Day], 19__

                ______                                 [Month] [Day], 19__

                ______                                 [Month] [Day], 19__


         2. (a) the exercise price of this option is _______ ($____) per share, being not less than the fair market value of the Common Stock on the date of grant of this option.

            (b) payment of the exercise price per share is due in full in cash upon exercise of all or any part of each installment which has become exercisable by you.

         3. The minimum number of shares with respect to which this option may be exercised at any one time is one hundred (100), except as to an installment subject to exercise, as set forth in paragraph 1, which amounts to fewer than one hundred (100) shares, in which case, as to the exercise of that installment, the number of shares in such installment shall be the minimum number of shares.

         4. Notwithstanding anything to the contrary contained herein, this option may not be exercised if (a) the shares issuable upon exercise of this option are not then registered under the Securities Act of 1933, as amended (the "Act"), and (b) the Company


ISO Agmt.                               1
has determined that such exercise and issuance would not be exempt from the registration requirements of the Act.

         5. The term of this option commences on the date hereof and, unless sooner terminated as set forth below or in the Plan, terminates on [Month] [Day], [Year] (which date shall be no more than ten (10 ) years from the date this option is granted). This option shall terminate prior to the expiration of its term as follows: three (3) months after the termination of your employment with the Company or an affiliate of the Company (as defined in the Plan) for any reason or for no reason unless (a) such termination of employment is due to your permanent and total disability (within the meaning of Section 22 (e) (3) of the Code), in which event the option shall terminate on the earlier of the termination date set forth above or one (1) year following such termination of employment; or (b) such termination of employment is due to your death, in which event the option shall terminate on the earlier of the termination date set forth above or eighteen (18) months after your death; or (c) during any part of such three (3) month period the option is not exercisable solely because of the condition set forth in paragraph 4 above, in which event the option shall not terminate until the earlier of the termination date set forth above or until it shall have been exercisable for an aggregate period of three (3) months after the termination of employment. However, this option may be exercised following termination of employment only as to that number of shares as to which it was exercisable on the date of termination of employment under the provisions of paragraph 1 of this option.

         6. (a) Except to the extent the exercisability of this option is otherwise to be accelerated in accordance with paragraph 9 below, this option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate fair market value (determined at the grant date) of the Company's Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Company's Common Stock for which this option or one or more other post-1986 incentive stock options granted to the optionee prior to the grant date (whether under the Plan or any other option plan of the Company or an affiliate of the Company) first become exercisable during the same calendar year, exceed $100,000 in the aggregate. To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion will first become exercisable in the first calendar year or years thereafter in which the $100,000 limitation of this subparagraph 6 (a) would not be contravened.

            (b) Should the exercisability of this option be accelerated in accordance with subparagraph 9 (b) of the Plan, then this option shall qualify for favorable tax law treatment as an incentive stock option under the federal tax laws only to the extent the aggregate fair market value (determined at the grant date) of the Company's Common Stock for which this option first becomes exercisable in the calendar year in which acceleration (in accordance with paragraph 9 below) occurs does not, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Company's Common Stock for which this option or one or more other post-1986 incentive stock options granted to the optionee prior to the grant date (whether under the Plan or


ISO Agmt.                               2
any other option plan of the Company or any affiliate of the Company) first become exercisable during the same calendar year, exceed $100,000 in the aggregate.

            (c) To the extent this option should fail to qualify as an incentive stock option under the federal tax laws, the optionee will recognize compensation income in connection with the acquisition of one or more optioned shares hereunder, and the optionee must make appropriate arrangements for the satisfaction of all federal, state or local income tax withholding requirements and federal social security employee tax requirements applicable to such compensation income.

         7. This option may be exercised, to the extent specified above, by delivering a notice of exercise together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to subparagraph 5 (h) of the Plan.

         8. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

         9. In the event of: (1) a dissolution or liquidation of the Company;
(2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then the exercisability of this option shall be automatically accelerated so that such option shall, during the five
(5) business day period immediately prior to the specified effective date for such dissolution, liquidation, merger, consolidation, reverse merger or other capital reorganization, become fully exercisable with respect to the total number of shares of stock purchasable under such option and may be exercised for all or any portion of such shares. However, this option shall not be so accelerated if and to the extent such option is, in connection with such dissolution, liquidation, merger, consolidation, reverse merger or other capital reorganization, either to be assumed by the successor corporation or parent thereof or to be replaced with the comparable option to purchase shares of the capital stock of the successor corporation or parent thereof or comparable cash incentives. The determination of such comparability shall be made by the Board or the Committee and its determination shall be final, binding and conclusive. The exercisability of this option shall also be automatically accelerated, whether or not the option is to be assumed, if optionee's employment is terminated (other than a termination for Good Cause) within the thirty day period ending on the date of consummation of such dissolution, liquidation, merger, consolidation, reverse merger or other capital reorganization. "Good Cause" shall be deemed to exist if Company reasonably believes that Optionee has engaged in dishonesty, disclosed confidential information, committed willful misconduct, fraud, or insubordination, or failed to perform his or her duties in a satisfactory fashion. Upon the consummation of such dissolution, liquidation, merger, consolidation, reverse merger or other capital reorganization, this option under the Plan shall, to the extent not previously


ISO Agmt.                               3
exercised or assumed by the successor corporation or its parent company, terminate and cease to be outstanding.

         10. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company.

         11. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

         12. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of paragraph 5 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.


Dated:  _____________                  Very truly yours,

                                       MOLECULAR SIMULATIONS INCORPORATED



                                       By______________________________________
                                           Duly authorized on behalf of the
                                           Board of Directors


The undersigned acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan.


                                       _________________________________________
                                       (signature)

                                       _________________________________________
                                       (print name)

                           Address     _________________________________________
                                       _________________________________________


Attachments: 1986 Incentive Stock Option Plan
                   Form of Notice of Exercise


ISO Agmt.                               4

                               NOTICE OF EXERCISE


Molecular Simulations Incorporated                   Date of
9685 Scranton Road                             Exercise:_______________________
San Diego, CA  92121

                  Re: Incentive Stock Option Grant

To Whom It May Concern:

                  This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

                  Stock option dated:                __________________________

                  Number of shares as
                  to which option is
                  exercised:                         __________________________

                  Total exercise price:         $    ___________________

                  Cash payment delivered
                  herewith:                          $    ______________________


                  I agree to provide such additional documents as Molecular Simulations Incorporated may require pursuant to the terms of its Incentive Stock Option Plan.

                                                 Very truly yours,


                                                 ______________________________
                                                 (signature)

                                                 ______________________________
                                                 (print name)


ISO Agmt.                               5